Exhibit 10.7

EXECUTION VERSION

JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

September 17, 2010

To:	American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
	Attention:	Treasurer
	Telephone No.:	(515) 221-0002
	Facsimile No.:	(515) 221-9947

Re:	Amendment to Call Option Transaction

This letter agreement (this “Amendment”) amends the terms and conditions of the Call Option Transaction (the “Transaction”) evidenced by the letter agreement between JPMorgan Chase Bank, National Association, London Branch (“Dealer”) and American Equity Investment Life Holding Company (“Counterparty”) dated as of September 16, 2010 (the “Confirmation”).

1.             Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.             Representations and Warranties of Counterparty.  Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date are hereby deemed to be repeated on the date hereof as if references to the Trade Date were references to the date hereof.

3.             Amendments.  The Confirmation is hereby amended by:

(a)           increasing the “Number of Options” from 170,000 to 200,000; and

(b)           decreasing the Applicable Percentage from (i) a fraction, expressed as a percentage, (A) the numerator of which is 110 and (B) the denominator of which is 170, to (ii) 55%.

4.             Effectiveness.  This Amendment shall become effective upon execution by the parties hereto.  Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby.  Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5.             Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

6.             Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Very truly yours,

J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association

By:	/s/ Santosh Sreenivasan
Authorized Signatory
Name: Santosh Sreenivasan

Accepted and confirmed
as of the Trade Date:

American Equity Investment Life Holding Company

By:	/s/ John M. Matovina
Authorized Signatory
Name: John M. Matovina
Title: Chief Financial Officer & Treasurer

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority